UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2025

Paramount Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 19, 2025, Paramount Group, Inc., a Maryland corporation (the “Company”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of September 17, 2025 (as amended on October 8, 2025, the “Merger Agreement”), by and among the Company, Paramount Group Operating Partnership LP, a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”), Rithm Capital Corp., a Delaware corporation (“Parent”), Panorama REIT Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“REIT Merger Sub”), and Panorama Operating Merger Sub LP, a Delaware limited partnership and a wholly owned subsidiary of Parent (“Operating Merger Sub” and, collectively with Parent and REIT Merger Sub, the “Parent Parties”). Pursuant to the Merger Agreement, at the closing, (i) Operating Merger Sub merged with and into the Operating Partnership with the Operating Partnership surviving the merger (the “Surviving Partnership” and such merger, the “Partnership Merger”) and (ii) immediately following the consummation of the Partnership Merger, the Company merged with and into REIT Merger Sub with REIT Merger Sub surviving the merger (the “Surviving Entity” and such merger, the “Company Merger” and, together with the Partnership Merger, the “Mergers”). As a result of the Mergers, the Operating Partnership became an entity indirectly controlled by Parent, REIT Merger Sub survived as an entity indirectly controlled by Parent, and the separate corporate existence of the Company ceased.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.01, 3.03, 5.01, 5.02 and 5.03 is incorporated herein by reference into this Item 2.01.

As a result of the Partnership Merger, in accordance with the terms and conditions of the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each Common Unit of the Operating Partnership (each, a “Operating Partnership Common Unit”) that was issued and outstanding immediately prior to the Partnership Merger Effective Time was automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Conversion Factor (as defined in the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of October 26, 2020, by and between the Company and the limited partners party thereto (the “OP Agreement”)) in effect on such date with respect to such Operating Partnership Common Units multiplied by (ii) $6.60, without interest (the “Partnership Merger Consideration”).

Each issued and outstanding Operating Partnership Common Unit held by (i) the Parent Parties or any of their respective subsidiaries or (ii) the Company or any of its subsidiaries (the “Acquired Companies”) as of the Partnership Merger Effective Time was automatically retired and ceased to exist, and no consideration was paid, nor did any rights inure or were any rights made with respect to such Operating Partnership Common Units in connection with or as a consequence of the Mergers.

As a result of the Company Merger, in accordance with the terms of the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) that was issued and outstanding immediately prior to the Company Merger Effective Time was automatically cancelled and converted into the right to receive an amount in cash equal to $6.60 per share, without interest (the “Company Merger Consideration”).

Each issued and outstanding share of Company Common Stock held by (i) the Parent Parties or any of their respective subsidiaries or (ii) any of the Acquired Companies as of the Company Merger Effective Time was automatically retired and ceased to exist, and no consideration was paid, nor did any rights inure or were any rights made with respect to such shares of Company Common Stock in connection with or as a consequence of the Mergers.

Company Compensatory Awards

At the Company Merger Effective Time and as a result of the Company Merger, (i) each option to purchase shares of Company Common Stock that was outstanding immediately prior to the Company Merger Effective Time was cancelled for no consideration and (ii) each restricted share of Company Common Stock that was outstanding immediately prior to the Company Merger Effective Time was cancelled and converted into the right to receive a cash payment equal to the Company Merger Consideration (subject to applicable tax withholding), without interest.

Operating Partnership Compensatory Awards

At the Partnership Merger Effective Time, (i) each award of long-term incentive plan units of the Operating Partnership (the “Operating Partnership LTIP Units”) that was subject only to time-based vesting conditions vested in full (to the extent such award did not otherwise vest in full as a consequence of the Mergers pursuant to its terms) and (ii) each award of appreciation only Operating Partnership LTIP Units (the “Operating Partnership AOLTIP Units”) that was subject to vesting based on the achievement of certain performance goals, and that was unvested and outstanding immediately prior to the Partnership Merger Effective Time, vested in full (with the applicable performance goals being deemed satisfied at the “maximum” level of performance). Subject to certain exceptions, all Operating Partnership LTIP Units and all Operating Partnership AOLTIP Units vested and outstanding immediately prior to the Partnership Merger Effective Time were converted into Operating Partnership Common Units based on the applicable conversion factor set forth in the OP Agreement and such Operating Partnership Common Units were cancelled and converted into the right to receive the Partnership Merger Consideration. Certain Operating Partnership LTIP Units were cancelled and converted into the right to receive an amount in cash equal to the product of (x) the applicable conversion factor set forth in the OP Agreement and (y) the Company Merger Consideration (subject to applicable tax withholding), without interest.

The foregoing descriptions of the Merger Agreement and the Mergers are only summaries, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2025, and Amendment No. 1 to the Merger Agreement, which was filed as Annex B to the Company’s Preliminary Proxy Statement on Schedule 14A filed with the SEC on October 29, 2025.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Company Merger, the Company requested that the New York Stock Exchange (“NYSE”) suspend trading of Company Common Stock on December 19, 2025, delist the Company Common Stock from the NYSE and file a Form 25 with the SEC to report the delisting of Company Common Stock from the NYSE. The NYSE filed a Form 25 on December 19, 2025 to provide notification of such delisting and to effect the deregistration of Company Common Stock under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC to terminate the registration of Company Common Stock under the Exchange Act and to suspend the Company’s reporting obligations under the Exchange Act with respect to Company Common Stock. The information set forth in the Introductory Note and under Item 2.01 is incorporated herein by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference into this Item 3.03.

Item 5.01	Changes in Control of the Registrant.

As a result of the consummation of the Company Merger, a change of control of the registrant occurred, and the Company merged with and into REIT Merger Sub, REIT Merger Sub survived the Company Merger as an entity indirectly controlled by Parent, and the separate corporate existence of the Company ceased. Parent funded the Company Merger Consideration and the Partnership Merger Consideration through a variety of sources, including cash on hand. The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03, 5.02 and 5.03 is incorporated herein by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 is incorporated herein by reference into this Item 5.02.

On December 19, 2025, effective as of the Company Merger Effective Time, (i) each of the members of the Company’s Board of Directors tendered their resignation as a member of the board of directors and any committee or subcommittee thereof, and (ii) the directors of REIT Merger Sub immediately prior to the Company Merger Effective Time were appointed as directors of the Company. These departures were not a result of any disagreements with the Company on any matter relating to its operations, policies or practices.

Also effective as of the Company Merger Effective Time, (i) each of Albert Behler, Peter Brindley and Ermelinda Berberi was replaced as an officer of the Company by virtue of the Company Merger, and (ii) each of Michael Nierenberg, Philip Sivin, Nicola Santoro Jr., and David Zeiden was appointed as an officer of the Company to serve as its President, Secretary, Treasurer and Vice President, respectively.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company Merger Effective Time, the articles of organization of REIT Merger Sub that were in effect immediately prior to the Company Merger Effective Time and that are attached hereto as Exhibit 3.1 continued as the articles of organization of the Surviving Entity. In addition, at the Company Merger Effective Time, the operating agreement of REIT Merger Sub that was in effect immediately prior to the Company Merger Effective Time was amended and restated in its entirety in the form attached hereto as Exhibit 3.2 and became the operating agreement of the Surviving Entity. The information set forth in the Introductory Note and under Item 2.01 is incorporated herein by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of September 17, 2025, by and among Rithm Capital Corp., Panorama REIT Merger Sub, Inc., Panorama Operating Merger Sub LP, Paramount Group, Inc. and Paramount Group Operating Partnership LP, incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed with the SEC on September 17, 2025.

2.2*	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 8, 2025, by and among Rithm Capital Corp., Panorama REIT Merger Sub, Inc., Panorama Operating Merger Sub LP, Paramount Group, Inc. and Paramount Group Operating Partnership LP., incorporated by reference to Annex B to the Registrant’s Preliminary Proxy Statement on Schedule 14A filed with the SEC on October 29, 2025.

3.1	Articles of Organization of the Surviving Entity.

3.2	Amended and Restated Limited Liability Company Operating Agreement of the Surviving Entity.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANORAMA REIT MERGER SUB, LLC (as successor by merger to Paramount Group, Inc.)

Date: December 19, 2025	By:	/s/ Nicola Santoro, Jr.
	Name:	Nicola Santoro, Jr.
	Title	Treasurer